Exhibit 10.20

OPEN-END MORTGAGE DEED, SECURITY AGREEMENT AND ASSIGNMENT

THIS OPEN-END MORTGAGE DEED, SECURITY AGREEMENT AND ASSIGNMENT, dated as of June 3, 2013 (herein the “Mortgage”), is made by NRFC CLINTON HOLDINGS, LLC, being a Delaware limited liability company organized and existing under the laws of the State of Delaware having its chief executive office and principal place of business at NorthStar Realty Finance, 399 Park Avenue, 18th floor, New York, New York 10022 Attn: Ronald J. Lieberman, Esq., Executive Vice President

and General Counsel (“Mortgagor”), to WEBSTER BANK, NATIONAL ASSOCIATION, a national association having an address at 145 Bank Street, Waterbury, Connecticut 06702, Attention: Manager, Health Care Department (“Mortgagee”).

PRELIMINARY STATEMENT

Unless otherwise defined, capitalized words and phrases used in this Mortgage have the meanings set forth in the introduction, this preliminary statement or in Article 1. Any capitalized terms not otherwise defined in introduction, this preliminary statement or in Article 1 shall have the meanings set forth in the “Loan Agreement” (as that term is defined in the next paragraph). All “Section” references are to Sections of this Mortgage, unless otherwise noted.

THE CONDITION OF THIS DEED IS SUCH that Mortgagor is borrowing on the date hereof from Mortgagee the principal amount of $7,875,000.00 (the “Loan”) pursuant to the terms of a Commercial Loan Agreement between the Mortgagor, the Mortgagee and the Guarantors dated the date hereof (the “Loan Agreement”), and Mortgagor is delivering to Mortgagee its Commercial Term Note dated the date hereof, in the original principal amount of $7,875,000.00, bearing interest at the rates set forth therein, payable to Mortgagee or order and having a maturity date of June 1, 2018, a copy of which Note is attached hereto as Schedule B. A copy of the Loan Agreement is on file in the office of the Mortgagee at the address set forth above. The Commercial Term Note, together with any and all extensions, renewals, substitutions, modifications or replacements thereof is hereinafter called the “Note”. This Mortgage secures the payment of the indebtedness evidenced by the Note and the performance of the obligations of the Mortgagee set forth in the Loan Agreement.

GRANTING CLAUSE

In order to secure the payment of the indebtedness under the Note, any additional indebtedness under this Mortgage and the performance of the terms of this Mortgage, the Note and the Loan Agreement, Mortgagor hereby GRANTS, with MORTGAGE COVENANTS, to Mortgagee and its successors and assigns, any and all of Mortgagor's interest in the following described property, subject only to Permitted Encumbrances:

(a)          The land with buildings and improvements, whether now existing or hereafter constructed or located thereon (the “Improvements”), situated in Middlesex County, Connecticut, and commonly known as, and numbered, 89-91 East Main Street, Clinton, Connecticut (the “Land”), as more particularly described in Schedule A attached hereto (the Land and the Improvements, together with any of the property described in the following Granting Clause constituting real property, collectively, the “Property”);

(b)          All easements, covenants, agreements and rights which are appurtenant to or benefit the Property;

(c)          All furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks and other equipment, gas and electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, door bell and alarm systems, sprinkler and fire extinguishing systems and all other machinery, equipment, furniture, carpeting, appliances and appurtenances of whatever kind or nature, including, without limitation, beds, furniture, equipment, inventory, goods and general intangibles, including all rights in software, owned by Mortgagor, now or hereafter located on the Property, and used in the operation, maintenance or occupation of the Property (collectively, the “Chattels”);

(d)          To the extent permitted by applicable law, all rents, profits, proceeds and products of and from the Property and all Leases of the Property or portions thereof, now or hereafter existing, as the same may be extended or renewed, all guarantees and security relating thereto and the present right (whether or not an Event of Default shall occur and be continuing) to collect and receive all rents, income, and other sums payable or receivable thereunder as rent or otherwise, subject to the terms and provisions of an Assignment of Leases and Rents of even date granted by the Mortgagor in favor of the Mortgagee with respect to the Property such as rent, additional rent, damages, insurance payments, taxes, insurance proceeds, condemnation awards, and payments with respect to options contained therein, and the right to bring proceedings for the enforcement of any Lease and to do anything which any lessor is or may become entitled to do thereunder, but this Mortgage shall not impair any obligation of Mortgagor under any Lease nor shall any such obligation be imposed upon Mortgagee;

(e)          All Contracts;

(f)          All funds held by Mortgagee as tax or insurance escrow payments;

(g)          All proceeds received from the sale, exchange, collection or other disposition of any of the foregoing collateral described in (a) through (f), including without limitation, equipment, inventory, goods, documents, securities, accounts, chattel paper, software and general intangibles (as each of those terms is defined in the UCC);

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all insurance proceeds relating to all or any portion of the foregoing collateral described in (a) through (f) and all awards, damages, proceeds, and refunds from any state, local, federal or other taking of, and all municipal tax abatements relating to, all or any portion of the Mortgaged Property described in clauses (a) through (f) and all accounts receivable, bank debts and other forms of obligations belonging or owing to Mortgagor, whether arising from goods sold or services rendered by Mortgagor.

Mortgagor hereby Grants to Mortgagee a first security interest in all the fixtures, equipment, general intangibles and personal property now owned and hereafter acquired and as more fully described in clauses (a) through (g), and agrees that Mortgagee shall have with respect thereto (in addition to its other rights and remedies), all rights and remedies of a secured party under the UCC. This instrument is intended to take effect as a security agreement under the UCC and is to be filed in the real estate records in lieu of a financing statement as a fixture filing pursuant to the UCC.

TO HAVE AND TO HOLD the Mortgaged Property, now owned or hereafter acquired, unto Mortgagee, its successors and assigns, subject to the provisions of this Mortgage.

ARTICLE 1

Defined Terms

The following terms have the meanings set forth below:

“Chattels” has the meaning set forth in the Granting Clause.

“Contract” means every contract and agreement, license, permit and approval and warranty and representation, to which Mortgagor is a party, relating to the use, operation, management, construction, repair or service of the Mortgaged Property to the extent assignable.

“Events of Default” means the events of default set forth in Section 3.1.

“Federal Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended.

“Grant” means create a security interest in, mortgage, grant, bargain, sell, convey, assign and transfer.

“Improvements” has the meaning set forth in the Granting Clause.

“Installment Payments” means the monthly payments of principal and interest, or interest only, as the case may be, plus any other monthly payments as required to be made on the Note.

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“Land” has the meaning set forth in the Granting Clause.

“Leases” means all leases, subleases, licenses tenancies and occupancies of the Property, or portions thereof, to which Mortgagor is a party, whether pursuant to a written or oral agreement, now or hereafter existing, as the same may be extended or renewed.

“Lessees” means the lessees under the Leases.

“Lien of this Mortgage”, “this lien”, “lien hereof” and like terms mean the lien, security interest, title or other interest granted by this Mortgage (including the after-acquired property clauses) or subsequently granted to Mortgagee pursuant hereto.

“Loan” has the meaning set forth in the Preliminary Statement.

“Loan Documents” has the meaning set forth in Section 2.15.

“Mortgage Covenants” has the meaning set forth in General Statutes of Connecticut, Section 47-36i.

“Mortgaged Property” means all property subject or intended to be subject to the lien of this Mortgage.

“Net Proceeds” has the meaning set forth in Section 2.8.

“Permitted Encumbrances” means: any easements, rights-of-way, encroachments, encumbrances, and other irregularities in title set forth in Schedule C, attached hereto or as set forth on the Mortgagee’s Title Insurance Policy No. 4235670 issued by Chicago Title Insurance Company and delivered to the Mortgagee on the date hereof.

“Person” means an individual, partnership, corporation, trust, trustee, unincorporated association, syndicate, joint venture or organization, or a government or any department or agency thereof.

“Property” has the meaning set forth in the Granting Clause.

“Statutory Condition” has the meaning set forth in General Statutes of Connecticut, Section 47-36j.

“Statutory Power of Sale” has the meaning set forth in the General Statutes of Connecticut, if applicable.

“UCC” shall mean the Connecticut Uniform Commercial Code, as amended.

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ARTICLE 2

Representations, Warranties and Covenants of Mortgagor

Mortgagor represents, warrants, covenants and agrees with Mortgagee as follows:

Section 2.1.   Title to the Mortgaged Property. Mortgagor makes the Mortgage Covenants with the same effect as though they were herein set forth in full, except that the Property is subject to Permitted Encumbrances. Mortgagor is and shall remain the owner of the Mortgaged Property, and will not permit to be created thereon any liens, encumbrances, attachments, security interests, purchase money security interests, assignments, mortgages, pledges, charges or other liens or encumbrances except Permitted Encumbrances. Mortgagor has full power and lawful authority to Grant the Mortgaged Property to Mortgagee, will preserve its title to the Mortgaged Property, subject only to Permitted Encumbrances, and will forever warrant and defend the Mortgaged Property to Mortgagee against the claims of all persons. This Mortgage constitutes a valid first lien on the Mortgaged Property, subject only to Permitted Encumbrances.

Section 2.2.   Condition of Property. The Property and Chattels are, and shall remain, in good repair, well maintained and in good working order, reasonable wear and tear expected. Mortgagor will make all necessary repairs, replacements, additions and improvements which may be required to keep the Property and Chattels in good repair and condition. Mortgagor will occupy the Property or use its commercially reasonable effort to cause the Property to be occupied at all times. Mortgagor shall not cause or permit to be suffered any waste, destruction or loss to the Property or Chattels or any part thereof.

Section 2.3.   Alterations of Mortgaged Property. (a). Mortgagor may, at its expense, make additions to and alterations of the Property and Chattels, construct additional Improvements and make substitutions and replacements for the Improvements and Chattels provided that (i) to the extent that such improvements, substitutions or replacements cost in excess of $25,000 in any single occurrence and $50,000 in the aggregate until the Note is fully paid, Mortgagee has given its prior written consent, provided that if Mortgagee has not responded within 15 business days, it will be deemed to have consented, (ii) the market value of the Property and the Chattels will not be materially decreased, the character of the Property and Chattels will not be changed nor their usefulness adversely affected, (iii) the work shall be expeditiously performed and completed in workmanlike manner, and in accordance with applicable laws, permits and regulations, and (iv) no structural or exterior Improvements shall be demolished unless Mortgagor shall first have furnished Mortgagee with security, reasonably satisfactory to Mortgagee, to assure rebuilding or repair of such Improvements to their original condition, unless otherwise agreed, in writing, by Mortgagee. All additions, alterations, additional Improvements and Chattels,

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substitutions and replacements shall be part of the Mortgaged Property subject to the lien hereof.

(b)          Mortgagor may subdivide the Property as permitted by applicable laws and regulations, including, without limitation, zoning regulations of the Town of Clinton, CT, provided that any such subdivision shall be reasonably satisfactory to the Mortgagee and its counsel and that Mortgagor may not sell, transfer or otherwise encumber in any way all or any portion of the Property except as permitted hereby.

Section 2.4.   After-acquired Property. The interest of Mortgagor in all extensions, improvements, alterations and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by Mortgagor, without any further Grant by Mortgagor, shall immediately become part of the Mortgaged Property and be subject to this lien with the same effect as though now owned by Mortgagor and specifically described in the Granting Clause.

Section 2.5.   Insurance. (a) Mortgagor will maintain insurance on the Mortgaged Property as follows:

(i)          Fire and extended coverage insurance, including vandalism and malicious mischief, broadened to the so-called “ISO Special Form” (or its equivalent) coverage basis (including if applicable, builder's risk, completed value non-reporting coverage including coverage for completion and occupancy) in an amount, after application of any deductibles acceptable to Mortgagee, of not less than 100% of the full replacement value of the Mortgaged Property at the time of issuance of such policy or policies and at each renewal date thereof, exclusive of land, excavations, foundations and other items normally excluded from such policies, but in no event less than the original principal amount of the Note. The amount of insurance shall be sufficient to prevent the Mortgagor from becoming a co-insurer of any loss. Insurance shall include coverage for business interruption or loss of rents for all Leases for at least one year in the event of a casualty which coverage shall increase in accordance with any increases in rents; and

(ii)         Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on or about the Property and adjoining streets and sidewalks, in the minimum amounts of $3,000,000 for bodily injury or death to any one person, $3,000,000 for any one accident, and $3,000,000 for property damage; and

(iii)        Flood hazard insurance, as provided in Section 2.27 below, if the Property is in a flood hazard area as designated by the Federal Emergency Management Agency; and

(iv)         Boiler and machinery insurance if a boiler or a centralized electrical apparatus which controls a heating and/or air conditioning system is located on the Property, in an amount equal to the full replacement value of the Improvements or $1,000,000,

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whichever is greater. greater. Such insurance shall be written by companies reasonably approved by Mortgagee and legally qualified to issue such insurance in Connecticut, and shall name Mortgagor and Mortgagee as insured parties as their interests may appear.

(b)           Every policy shall bear a mortgagee endorsement in favor of Mortgagee; and any loss under any policy shall be payable to Mortgagee to be held and applied pursuant to Section 2.8(b) and (c). Mortgagee shall also be included as a named insured on liability coverage. Every policy shall provide that it will not be canceled or materially modified except after thirty (30) days' written notice to Mortgagor and Mortgagee, and that it will not be invalidated by any act or neglect of Mortgagor, nor by use of the Property or Chattels for purposes more hazardous than permitted by the policy, nor by foreclosure or other proceedings relating to the Property, nor by a change in title to the Property or Chattels.

(c)           Mortgagor shall deliver to Mortgagee with this Mortgage original duplicate policies of insurance satisfactory to Mortgagee. The policies shall be accompanied by proof that premiums were paid for the current policy year and shall evidence the existence of all insurance required to be maintained hereunder. Not less than thirty (30) days prior to the expiration of any such insurance, Mortgagor shall deliver to Mortgagee new policies of insurance.

Mortgagor shall not obtain separate insurance concurrent in form or contributing in the event of loss with that required by this Section 2.5 unless Mortgagee is included as a named insured, with loss payable as provided herein. Mortgagor shall immediately notify Mortgagee whenever any separate insurance is obtained and shall deliver the separate policies to Mortgagee. If Mortgagor has in force a blanket policy providing coverage for the Mortgaged Property, Mortgagee shall accept a certified copy of the policy, including all forms and endorsements applicable to the Mortgaged Property, provided that the policy is written by a company reasonably approved by Mortgagee and legally qualified to issue such insurance in Connecticut and complies with provisions of this Section 2.5. The certified copy of the blanket policy shall specify the coverage and amounts applicable to the Mortgaged Property.

Section 2.6.   Liens; Taxes and Other Payments. Mortgagor will cause to be done everything necessary to preserve the lien hereof without expense to Mortgagee, including paying and discharging all claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Mortgaged Property, and paying prior to when the same becomes delinquent (to the extent payment is not provided for in Section 2.7 hereof) all real and personal property taxes, assessments, charges, franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against the Mortgaged Property or Mortgagor, and all insurance premiums related to the Mortgaged Property, subject, however, to Mortgagor’s right to contest the same by posting a bond or other security sufficient to cover the amount of the contested obligation or claim provided no lien or other encumbrance is placed upon

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any of the Mortgaged Property. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee evidence of the payment by Mortgagor of all such items.

Section 2.7.   Tax and Insurance Escrow. Mortgagee may, at its option, exercisable from time to time, following the occurrence of an Event of Default, require Mortgagor to deposit, at the time of each Installment Payment, an additional amount equal to one twelfth (1/12th) of the amount estimated by Mortgagee to be sufficient to pay all taxes, assessments against the Mortgaged Property, insurance premiums, or any other charges which may be imposed upon or assessed against the Mortgaged Property, the Chattels or the Mortgage, or which may arise in respect of the occupancy, use or possession of the Mortgaged Property or the Chattels. Such amounts shall be held by Mortgagee without liability to pay interest thereon, and on or before the dates on which they would become delinquent shall be applied by Mortgagee to the payment of such obligations as are determined by Mortgagee to be payable. If, within one month prior to the due date of any such obligations, the amount on deposit shall be insufficient to pay the obligations in full, Mortgagor shall, within ten (10) days after Mortgagee's demand, deposit with Mortgagee an amount sufficient to cover such deficiency.

Section 2.8.   Condemnation and Casualty. (a) Mortgagor irrevocably assigns to Mortgagee all awards, compensation or payments to which Mortgagor may become entitled by reason of its interest in the Property (i) if the Improvements or Chattels are damaged or destroyed by fire or other casualty or (ii) if title to the Property or Chattels or any part thereof is taken in any eminent domain proceeding or other proceeding instituted by any person having the power of eminent domain. All awards, compensation and payments (which, less expenses of collecting the same, are herein called “Net Proceeds”) shall be applied pursuant to this Section 2.8. Mortgagor shall promptly give Mortgagee notice of any fire or other casualty or any proposed taking of all or any portion of the Property or Chattels. Mortgagor shall cooperate with Mortgagee in the negotiation of any proceeding and the amount of any awards, compensation or payments and shall take any action relating thereto requested by Mortgagee. Mortgagor will permit Mortgagee, at Mortgagee's option (if no Event of Default has occurred, after consultation with Mortgagor), to conduct the adjustment of each such award, compensation or payment without the participation of Mortgagor. Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact, coupled with an interest, to obtain, adjust and settle each such for award, compensation or payment and to endorse in favor of Mortgagee all drafts and other instruments with respect thereto. This appointment, coupled with an interest, is irrevocable until this Mortgage is terminated by written instrument executed by an authorized office of Mortgagee.

(b)           If the Property or Chattels are destroyed or damaged by fire or other casualty, the Net Proceeds payable by reason of the casualty shall be paid to Mortgagee. In its sole discretion, Mortgagee may elect to (i) apply the Net Proceeds to prepay the Note in accordance with the terms of the Note, or (ii) hold the Net Proceeds in escrow, require Mortgagor to promptly repair the damage to the Property and/or Chattels, in a workmanlike manner, so as to restore the Mortgaged Property to its condition, use and market value immediately prior to such casualty, and release the Net

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Proceeds as the work progresses in accordance with the provisions of subparagraph (d) of this Section 2.8. If an Event of Default shall have occurred, the Net Proceeds shall be applied in accordance with Section 3.2. Notwithstanding the foregoing, if the proceeds of the casualty or condemnation are less than $25,000 in any single occurrence and $50,000 in the aggregate until the Note is fully paid, the Mortgagee shall disburse the funds directly to the Mortgagor for use in connection with restoration of the Property.

(c)           If title to all or any portion of the Property or Chattels is taken in any eminent domain or other proceeding, the Net Proceeds attributable to the Property and Chattels shall be paid to Mortgagee. In its sole discretion, Mortgagee may elect to (i) apply the Net Proceeds to prepay the Note in accordance with its terms, or (ii) hold the Net Proceeds in escrow, require Mortgagor, to the extent possible, to promptly repair the damage to the Property and/or Chattels, in a workmanlike manner, so as to restore the Mortgaged Property to its condition, use and market value immediately prior to such taking, and release the Net Proceeds as the work progresses in accordance with the provisions of subparagraph (d) of this Section 2.8. If an Event of Default shall have occurred and be continuing, the Net Proceeds shall be applied in accordance with Section 3.2. Notwithstanding the foregoing, if the proceeds of the casualty or condemnation are less than $25,000 in any single occurrence and $50,000 in the aggregate until the Note is fully paid, the Mortgagee shall disburse the funds directly to the Mortgagor for use in connection with restoration of the Property.

(d)           If the Net Proceeds received by Mortgagee pursuant to subparagraphs (b) or (c) above are made available to Mortgagor by Mortgagee for restoration, Mortgagor shall restore, repair, replace, and rebuild (hereinafter referred to as “Restoration”) the Mortgaged Property as nearly as possible to its market value, condition, use and character immediately prior to such damage or destruction. Mortgagee shall disburse portions of the Net Proceeds from time to time as Restoration is performed, upon the following conditions:

(i)          No Event of Default shall have occurred and be continuing hereunder;

(ii)         Approval by Mortgagee of plans and specifications (if applicable), a budget, a construction contract and a building permit for the Restoration;

(iii)        Presentation to Mortgagee of a request for payment signed by Mortgagor and specifying all work and costs for which payment is requested;

(iv)         Receipt by Mortgagee of a certificate from the supervising architect or engineer for the Restoration that he/she has inspected the work for which payment is requested and that such work has been completed in substantial accordance with the plans and specifications for the Restoration (which have been previously submitted to and approved by Mortgagee, which approval shall not be unreasonably withheld), and that the costs to complete after disbursement of the payment requested will not exceed the remaining Net Proceeds available;

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(v)          Receipt by Mortgagee of evidence from a title company that no mechanics' or materialmen's liens or other encumbrances have been filed against the Mortgaged Property which have not been released or bonded with security satisfactory to Mortgagee;

(vi)         Presentation to Mortgagee of releases or lien waivers from all suppliers of services or materials stating that all bills for labor performed and/or materials used in the Restoration prior to the date of the previous request for payment have been paid;

(vii)        In the event the Net Proceeds at any time shall be insufficient to restore or rebuild the Property or Chattels, Mortgagor shall deposit promptly with Mortgagee funds which, together with the Net Proceeds, shall be sufficient to restore and rebuild the Property and Chattels;

(viii)       In the event Mortgagor shall fail, within a reasonable time, to complete the Restoration, Mortgagee, at its sole option and at Mortgagor's cost and expense (first using Net Proceeds, if any, received by Mortgagor), may complete the Restoration or cause the Restoration to be completed for or on behalf of Mortgagor and for such purposes may do all necessary acts; and

(ix)         If the Net Proceeds are made available by Mortgagee for Restoration, any surplus which may remain out of the Net Proceeds after payment of the cost of Restoration shall, at the option of Mortgagee, be applied to the indebtedness evidenced by the Note in accordance with its terms or be paid to any party entitled thereto and under the conditions that Mortgagee may require.

(e)           Under no circumstances shall Mortgagee become obligated to take any action to restore the Mortgaged Property or any portion thereof. Mortgagee shall not be obligated to see to the proper application of any funds held and released pursuant to subparagraph (d) above.

Section 2.9.   Compliance with the Leases and Contracts. Mortgagor is not in default under any Lease or Contract. Mortgagor will perform all obligations required to be performed by it as lessor or landlord under the Leases, will compel performance by Lessees of all their obligations under the Leases, and will give Mortgagee notice of all defaults under the Leases promptly after obtaining knowledge thereof. Mortgagor will not take or omit to take any action, other than as permitted by a Lease, if the action or omission would release any Lessee from its obligations under the Lease or result in the termination or modification of the Lease. Mortgagor will perform all obligations required of it under any Contract. Mortgagor has entered into, or will cause the Lessee under the Operating Lease to enter into, and will maintain in full force and effect, or cause the Lessee under the Operating Lease to maintain in full force and effect, all Contracts necessary for the use, maintenance and operation of the Property and Chattels.

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Section 2.10.   Collection of Rents. Mortgagor agrees not to collect or accept the payment of any rents or other income or profit from, or on account of, any Lease or the use or occupation of the Property, more than thirty (30) days in advance of the time when such payment becomes due, unless such amount is reserved by Mortgagor as a security deposit or is used by Mortgagor for the reasonable, necessary expenses (including Installment Payments) relating to the Mortgaged Property.

Section 2.11.   Modification of the Leases and Contracts. Mortgagor will not permit the material modification, cancellation or termination of any Lease or any Contract and will not enter into any Lease, except on a form of lease previously approved by Mortgagee and in the ordinary course of business, without the prior written consent of Mortgagee.

Section 2.12.   Assignment of Leases. (a)          Each Lease shall be satisfactory to Mortgagee in form and substance and shall include a provision confirming that, unless Mortgagee otherwise unilaterally elects in writing, the Lease is subordinate to the lien of this Mortgage and consenting to the assignment of the Lease to Mortgagee made herein. Mortgagor will furnish to Mortgagee, upon its request, copies of each Lease and any other information relating to each Lease and the Lessee thereunder. Mortgagor will, upon execution of this Mortgage, execute a written notice to each Lessee directing the Lessee to pay directly rent to Mortgagee and shall deliver said notices to Mortgagee. Mortgagee may (but shall not be obligated to) deliver said notices to the Lessees only after the occurrence of an Event of Default.

(b)          As further and additional security for the performance of the terms and conditions of this Mortgage, Mortgagor hereby assigns, transfers and sets over to Mortgagee all rents, royalties, issues, profits, revenues, income and other benefits to which Mortgagor may now or hereafter be entitled from the Mortgaged Property. The rights, duties and obligations of the parties may be governed by an Assignment of Leases and Rents executed by Mortgagor and Mortgagee and recorded in the Land Records of the jurisdiction where the Land is located.

Section 2.13. Compliance with Laws; Environmental Laws.

(a)          Mortgagor will comply with, or cause to be complied with, in all material respects, all (i) laws, statutes, ordinances, regulations, orders, rules, decrees and similar requirements of federal, state, municipal and any other governmental authorities, and (ii) contracts, restrictions, and other instruments which are recorded or of which Mortgagor has knowledge, which are applicable to Mortgagor or to the Mortgaged Property.

(b)          Mortgagor covenants and warrants that it will comply with and conform to, and will exercise commercially reasonable efforts to require any and all Lessees and other users and occupants of the Property to comply with and conform to, in all material respects, all applicable federal, state and local laws, ordinances, rules and regulations of any governmental or regulatory authority relating to health and safety or pollution or

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protection of the environment (collectively, “Environmental Laws”), including, without limitation, those relating to (i) the transportation, storage, placement, handling, treatment, discharge, generation, manufacture, production or disposal (collectively, “Treatment”) of any asbestos or any waste, substance or material containing asbestos, any oil or petroleum products, lead paint or other material containing lead, urea formaldehyde, foam insulation, transformers or other equipment containing polychlorinated biphenyls, flammable explosives, radioactive materials and any other hazardous, toxic or dangerous waste, substance or material subject to regulation under the Clean Water Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reauthorization Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, Title 22a of the Connecticut General Statutes (or Environmental Laws of any other state in which the Land is located) and any other Environmental Law, now or hereafter in effect (each a “Contaminant” and individually or collectively, “Contaminants”), and those relating to (ii) the spilling, leaking, migrating, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, discharging or disposing into the environment or existence in the water, soil or air of any Contaminant upon, in, from or affecting the Property and Chattels, whether sudden or gradual, accidental or anticipated, threatened or occurring or of any other nature (collectively, a “Release”).

(c)          Immediately upon receipt of any Notice (as defined in the next sentence), Mortgagor shall deliver to Mortgagee a complete copy of any written Notice or a complete report in writing of the content of any other Notice. “Notice” shall mean any note, notice or report of any of the following, whether received prior to or after the date of this Mortgage:

(i)          any suit, proceeding, investigation, order, consent order, injunction, writ, award or action relating to or affecting or indicating the Treatment of any Contaminants upon, in, from or which affects the Property and Chattels;

(ii)         any Release;

(iii)        any dispute relating to any Release or to Mortgagor's or any other party's Treatment of any Contaminant upon, in, from or affecting the Property and Chattels;

(iv)         any claims by or against any insurer related to or arising out of any Release or the Treatment of any Contaminant upon, in, from or affecting the Property and Chattels;

(v)          any recommendations or requirements of any governmental or regulatory authority, insurer or board of underwriters relating to any Release or to any Treatment or Contaminant upon, in, from or affecting the Property and Chattels;

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(vi)         the breach of any legal requirement related to any Release or to the Treatment of Contaminants upon, in, from or affecting the Property and Chattels; or

(vii)        any Lessee, licensee, concessionaire, manager, or other party or entity occupying or using the Property or Chattels or any part thereof having engaged in or engaging in the Treatment of any Contaminant upon, in, from or affecting the Property and Chattels that is not in compliance with Environmental Law.

(d)          In the event that (i) Mortgagor causes, suffers or permits, directly or indirectly, any Release, or (ii) any Release has occurred during the term of this Mortgage, then Mortgagor shall immediately take all of the following actions: (A) notify all applicable governmental and regulatory authorities as required by law; (B) notify all insurance carriers, if required by the policy; (C) notify Mortgagee as provided in Section 4.4; (D) devise a plan (the “Clean-up Plan”) for the assessment, clean-up, remediation and removal of the Release and any contamination related to the Release, which Clean-up Plan, if required by any Environmental Law, must be approved by applicable governmental and regulatory authorities, prior to any such clean-up, remediation or removal and provide a copy of the Clean-up Plan to Mortgagee; (E) take all steps necessary or desirable in Mortgagor's reasonable judgment, and otherwise in accordance with the Clean-up Plan, to clean up (or cause the responsible party to clean up) any such Release or any Contamination related to such Release; (F) fully restore (or cause the responsible party to restore) the Property and the Chattels to their condition prior to the Release; (G) allow Mortgagee to monitor and inspect all clean up and restoration related to such Release; and (H) post a bond (or cause the responsible party to post a bond) with Mortgagee (drawn upon a company satisfactory to Mortgagee) or deposit an amount of money in an escrow account under Mortgagee's name upon which bond or escrow Mortgagee may draw, and which bond or escrow shall be in an amount sufficient in Mortgagee's reasonable judgment to meet all of Mortgagor's obligations under this Section 2.13(d). Mortgagee shall have the right to draw against the bond or escrow in its discretion in the event that Mortgagor does not meet its obligations under this Section 2.13(d), which amount shall be used therefor. In addition to the foregoing right to draw against any bond or escrowed funds, Mortgagee, at its election and in its sole discretion, may (but shall not be obligated to) otherwise cure any failure on the part of Mortgagor or any Lessee of the Property and Chattels to comply with any Environmental Law, including, without limitation, taking any or all of the following actions:

(i)          arrange and pay for the assessment, clean up or containment of Contaminants found on the Property and Chattels to the extent required by Environmental Law;

(ii)         pay on behalf of Mortgagor or any Lessee or other occupant of the Property, any fines or penalties imposed by any governmental or regulatory authority in connection with such Contaminants; and

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(iii)        make any other reasonable payment or perform any other act which may prevent or abate a Release, facilitate the clean up thereof, or prevent a lien from attaching to the Mortgaged Property.

Any partial exercise by Mortgagee of the remedies set forth in this Section 2.13 or any partial undertaking on its part to cure Mortgagor's or Lessee's or any other occupant's failure to comply with any Environmental Law, shall not obligate Mortgagee to complete the actions taken or to expend further sums to cure such noncompliance; neither shall the exercise of any such remedies operate to place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Property or Chattels.

Any out of pocket amounts paid or costs incurred by Mortgagee as a result of any of the above shall be a cost incurred for the protection of the Mortgaged Property, including reasonable attorneys fees and court costs, and shall be immediately due and payable by Mortgagor, and until paid shall be added to and become a part of the indebtedness and obligations secured by this Mortgage; and Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of Mortgagor or Lessee or any occupant of the Property to seek reimbursement of such costs from any third parties, including, without limitation, any “responsible party” under the Environmental Laws.

(e)          Mortgagor hereby indemnifies and agrees to defend Mortgagee and hold Mortgagee and its officers, directors, shareholders, employees, agents, participants, and their respective heirs, successors and assigns (collectively, “Indemnified Parties”) harmless from and against, and to pay and, if applicable, to reimburse the Indemnified Parties with respect to, any and all claims, injuries, losses, costs, damages, liabilities and expenses (including reasonable attorneys' fees and court costs) incurred by or asserted against the Indemnified Parties by reason of or arising out of (and not resulting from Mortgagee’s gross negligence or willful misconduct): (i) the breach of any representation or undertaking of Mortgagor under this Section 2.13, or (ii) the Treatment of any Contaminant by Mortgagor or by any Lessee, licensee, concessionaire, manager, or other party occupying or using the Property or Chattels, or (iii) any release governed by the terms of this Section 2.13. The foregoing indemnification shall survive the release or other discharge of this Mortgage.

(f)          Mortgagor, at the request of Mortgagee and at Mortgagor's sole cost and expense, shall from time to time, hire such environmental engineering firms as may be satisfactory to Mortgagee to perform environmental site assessments of the Property in order to determine Mortgagor's compliance with the terms of this Section 2.13. In addition, Mortgagee shall have the right, but not the obligation, to enter upon, inspect, monitor and conduct, at Mortgagor's sole cost and expense, such reasonable environmental tests and surveys of the Property and Mortgagor's use of the Property as Mortgagee deems appropriate in order to determine Mortgagor's compliance with the terms of this Section 2.13, but, prior to the occurrence of an Event of Default, not more than once per year.

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(g)          Mortgagor hereby represents, warrants and confirms to Mortgagee that: (i) Mortgagor is not engaged, has never been engaged and will not engage (except to remediate a Release) in the Treatment of any Contaminants upon, in, from or affecting the Property; (ii) Mortgagor has complied and will comply with all Environmental Laws in all material respects; (iii) to Mortgagor’s actual knowledge, there is no suit, claim, proceeding, investigation, order, consent order, injunction, writ, award or action threatened, pending, or in effect, which relates to Releases or the Treatment of any Contaminant upon, in, from or affecting the Property and which involves or affects Mortgagor or the Property or Chattels; nor does Mortgagor know of any basis for any such suit, claim, proceeding, investigation, order, consent order, injunction, writ, award or action; (iv) no governmental or regulatory authority, including, without limitation, the United States Environmental Protection Agency and the Connecticut Department of Environmental Protection, has made a determination or finding that (A) Mortgagor is a transporter of Contaminants; or (B) to Mortgagor’s actual knowledge, there has been any present Release; (v) to Mortgagor's actual knowledge, after due diligence and investigation, no agent, Lessee, licensee, concessionaire, manager or other party or entity occupying or using the Property or any part thereof has engaged, engages or will engage in the Treatment of any Contaminant upon, in, from or affecting the Property, except to the extent that Contaminants are used, stored, transported and disposed of by Mortgagor or Peregrine Way of CT, LLC in compliance with Environmental Law; and (vi) Mortgagor has not received any Notice, and is not aware of the existence of any Notice. Mortgagor shall immediately notify Mortgagee in the event that any of the representations set forth in this Section 2.13 (g) are no longer true in any material respect at any time.

(h)          Mortgagor covenants and agrees that all Leases, licenses and agreements of any kind hereafter executed by Mortgagor which permit any party to occupy, possess, or use in any way the Property or any part thereof, whether oral or written, shall include an express prohibition of the Treatment of any Contaminant upon, in, from or affecting the Property, and the failure to comply with such prohibition shall expressly constitute a default under any such Lease, license and agreement. All Leases, licenses and agreements to which Mortgagor is a party shall also expressly require that the parties to such Leases, licenses and agreements shall deliver upon request estoppel certificates to Mortgagor and to Mortgagee expressly stipulating whether any party to such Lease, license or agreement is engaged in or has engaged in the Treatment of any Contaminant upon, in, from or affecting the Property, and whether such party has caused a Release and whether, to the best of its knowledge, a Release has otherwise occurred. Notwithstanding the foregoing, Mortgagor and Peregrine Way of CT, LLC may use, store, transport and dispose of Contaminants, provided that such use, storage and disposal is in compliance with Environmental Law.

(i)          The representations and undertakings of Mortgagor in this Section 2.13 shall survive the expiration or termination of this Mortgage and shall survive in the event Mortgagee shall exercise its rights under Article 3 hereof.

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Section 2.14.   Sale or Other Transfer. (a)           Mortgagor will not, directly or indirectly, voluntarily or involuntarily, convey, transfer, assign or otherwise dispose of the Mortgaged Property or any interest therein or in Mortgagor, except for the lease by Mortgagor to Peregrine Way of CT, LLC to operate as an assisted living facility thereon and the related residents’ interests in connection therewith. Notwithstanding the foregoing, NorthStar Realty Healthcare, LLC (“NRH”) shall be permitted, without the consent of the Bank, but following written notification to the Bank, to transfer its ownership interests in the Borrower in favor of (i) NorthStar Healthcare Income, Inc., a Maryland corporation, a public, non-traded real estate investment trust (“NHI”), or (ii) any Affiliate (as such term is defined in the Loan Agreement) of NorthStar Realty Finance Corp., a Maryland corporation. There shall be no restrictions on the ability of NRH to transfer its ownership interests in other entities in favor of NHI.

(b)          If Mortgagor shall make or permit any transfer, assignment or disposition of any interest in the Mortgaged Property, Mortgagee shall have the right to deliver notices to, receive payments from, give waivers or consents to, and otherwise deal with, the assignee or transferee as though the assignee or transferee were Mortgagor hereunder, but without discharging Mortgagor from any liability hereunder or under the Note, and Mortgagor shall remain primarily liable, as a principal and not as a surety, for the payment of the Note and the performance of its obligations hereunder. Mortgagor hereby waives all suretyship or similar defenses which might otherwise be available to it. Mortgagee's dealing with an assignee or transferee shall not be deemed a waiver of Mortgagor's obligations under Section 2.14(a).

Section 2.15.   Performance of Note, Mortgage and Other Loan Documents. Mortgagor will perform, observe and comply with all provisions of the Note, the Loan Agreement, this Mortgage, and every other document or instrument securing, evidencing or executed in connection with the Loan, including, without limitation, any interest rate protection agreement or other interest hedging agreement (collectively, the “Loan Documents”), and will promptly pay the principal, interest and all other sums which become due in connection with the Note, the Loan Agreement, this Mortgage or any other Loan Document in accordance therewith.

Section 2.16.   Existence and Authority. Mortgagor is duly established and validly existing under the laws of the state in which it is organized, as stated in the first paragraph of this Mortgage, has full power to own the Mortgaged Property and conduct its business as now conducted and to enter into and perform its obligations under this Mortgage, the Note and all other agreements of Mortgagor delivered in connection with this Mortgage, and shall remain in good standing. The management (whether by change of manager(s) or members of the limited liability company) and legal and beneficial ownership of Mortgagor shall not, except as otherwise provided in subparagraph (a) above, change during the term of the Note without the prior written consent of Mortgagee. The execution and delivery of this Mortgage and of any other instruments executed in connection herewith constitutes a representation by Mortgagor and the individual(s) signing this Mortgage and said instruments that such execution and delivery are made with the authorization of Mortgagor, and that such execution and

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delivery do bind Mortgagor and any successor to Mortgagor in accordance with the provisions of this Mortgage and the Note secured hereby. If Mortgagor is a corporation, limited liability company, limited liability partnership, statutory trust or similar entity, Mortgagor shall preserve and keep in force its existence in the state of organization specified in the first paragraph of this Mortgage and Mortgagor shall not merge with any other entity or change its type of organization or change its state of organization.

Section 2.17.   Inspection; Books and Records. Mortgagor will (i) keep records and books of accounts reflecting all its financial transactions, in accordance with generally accepted accounting principles consistently applied and (ii) permit Mortgagee by its agents, accountants and attorneys, at reasonable times and upon reasonable notice from time to time (at least annually), or at any time if an Event of Default shall have occurred under this Mortgage, to visit and inspect the Mortgaged Property and examine Mortgagor's records and books of account, to make abstracts and reproductions thereof and discuss with Mortgagor its affairs, finances and accounts.

Section 2.18.   Financial Information, Notices. Mortgagor shall deliver to Mortgagee the financial, notifications and other information required pursuant to the terms of the Loan Agreement.

Section 2.19   Appraisals; Value of Property. Mortgagor shall permit Mortgagee to prepare or cause to be prepared, from time to time at the sole option and discretion of the Mortgagee, appraisals of the Mortgaged Property, at Mortgagor's sole cost and expense, and Mortgagor shall fully cooperate in connection with the preparation thereof.

Section 2.20.   Material Occurrence. Mortgagor shall promptly notify Mortgagee of the occurrence of any event or events which may, individually or in the aggregate, have a material adverse effect upon (i) Mortgagor's business, assets, condition (financial or otherwise) or operations, (ii) Mortgagor's ability to carry out its obligations hereunder or (iii) the Mortgaged Property. If a material, adverse change occurs in Mortgagor's business, assets, condition (financial or otherwise) or operations Mortgagor shall promptly take action to remedy the same to the reasonable satisfaction of Mortgagee.

Section 2.21.   Further Assurances. Mortgagor will, at its expense, cause to be done, executed, acknowledged and delivered such further acts, instruments and assurances as may be reasonably required by Mortgagee for the better Granting of the Mortgaged Property hereby Granted or intended to be Granted, or which Mortgagor may become bound to Grant to Mortgagee, or for carrying out the intentions of this Mortgage.

Section 2.22.   Recording. Mortgagor, upon the execution and delivery of this Mortgage, and for supplements and amendments, promptly thereafter, shall cause this Mortgage, each supplement and amendment hereto, and the financing statements pertaining to the Mortgaged Property (collectively, the “Recordable Documents”), to be filed, registered and recorded as may be required by law to publish notice thereof and

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create, perfect and protect the lien hereof upon the Mortgaged Property. Mortgagor, from time to time, shall cause to be performed any other act required by law, and will cause to be executed all further instruments (including financing, continuation and similar statements) reasonably requested by Mortgagee for the creation, perfection, publication and protection of Mortgagee's interest in the Mortgaged Property, and will cause the same to be filed, registered and recorded as required by law. If Mortgagor shall fail to comply with this Section 2.22, Mortgagee is hereby irrevocably authorized (but is not obligated), as agent and attorney-in-fact of Mortgagor, to comply with this Section 2.22 (including the execution, delivery and filing of such instruments). Mortgagor will cause to be paid (or will reimburse Mortgagee if it pays) all filing, registration and recording taxes and fees incident thereto and all expenses (including Mortgagee's reasonable attorneys' fees, if any), taxes and other charges in connection with the preparation, execution, delivery or acknowledgement of the Recordable Documents, any instruments of further assurance and the Note. The Mortgagee is expressly authorized to authenticate and to file or communicate to a filing office a financing statement or other record identifying the collateral subject to the liens and security interests granted in this Mortgage and any proceeds thereof or identifying such collateral as “all personal property” or “all assets” of the Mortgagor and naming the Mortgagor as “debtor” thereunder.

Section 2.23.   UCC Representations. Mortgagor represents that Mortgagor's principal place of business is the address set forth in the introductory paragraph to this Agreement and that Mortgagor has no other place of business. Mortgagor agrees to maintain complete and accurate records listing and describing the personal property subject to the lien of this Mortgage and to deliver such records to Mortgagee from time to time upon request of Mortgagee.

Section 2.24.   Mechanics' and Other Liens. The Mortgagor shall cause the prompt (but in no event later than thirty (30) days after imposition), full and unconditional discharge of all liens or pay, from time to time when the same shall become due, (or provide a bond issued by an insurer reasonably satisfactory to the Mortgagee and in form and amount reasonably satisfactory to the Mortgagee), all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the cost of the Mortgagor and without expense to the Mortgagee, everything necessary to fully preserve the lien of this Mortgage. In the event the Mortgagor fails to make payment of such claims and demands and a lien is attached to the Mortgaged Property, or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom, the Mortgagee may, but shall not be obligated to, make payment thereof, and that Mortgagor shall, on demand, reimburse the Mortgagee for all sums so expended.

Section 2.25.   Costs of Defending and Upholding the Lien. In the event that any litigation, action or proceeding is commenced to collect the Note or foreclose this Mortgage, or in which the Mortgagee is made a party, or in which, or in which, in the

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opinion of the Mortgagee, it becomes necessary to protect, sustain, defend or uphold the lien of this Mortgage, or which involves any controversy with respect to the Note, this Mortgage or any other document securing the Note, the Mortgagor shall, on demand, reimburse the Mortgagee for all reasonable expenses (including, without limitation, reasonable attorneys' fees and appellate attorneys' fees (including allocable costs of staff counsel)) incurred by the Mortgagee in any such litigation, action or proceeding.

Section 2.26.   Costs of Enforcement. The Mortgagor agrees to bear, pay and reimburse the Mortgagee for all expenses (including reasonable attorneys' fees and appellate attorneys' fees (including but not limited to allocable costs of staff counsel)) or incidental to the enforcement, foreclosure, compromise or settlement of this Mortgage or the Note, and for the curing thereof, or for defending or asserting the rights and claims of the Mortgagee in respect thereof, by litigation or otherwise. All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently.

Section 2.27.   Flood Insurance. If, during origination or at any time during the life of the loan it is determined that all or a portion of the improvements situated on the Mortgaged Property are located within an area designated as a Special Flood Hazard Area, the Mortgagor shall obtain and maintain flood insurance with respect to the Mortgaged Property continuously during the life of the obligations secured by this Mortgage in an amount equal to the full insurable value of the Mortgaged Property. In the event the Mortgagor fails to do so the Bank shall obtain and maintain such flood insurance with respect to the Mortgaged Property continuously during the life of the obligations secured by this Mortgage and the cost thereof shall be deemed an obligation secured by this Mortgage and shall bear interest at the “Default Rate” as set forth in the Note.

ARTICLE 3

Events of Default and Remedies

Section 3.1.   Events of Default. If any of the following Events of Default shall happen:

(a)          if default shall be made in any payment of any principal, premium or interest on the Note, prior to the same becoming delinquent in accordance with the terms thereof, whether at maturity or by acceleration or as part of any prepayment or otherwise, as provided in the Note and this Mortgage or in the payment of any other amount due under any of the Loan Documents, after giving effect to any applicable cure or grace period; or

(b)          if a default shall be made in the performance of any covenant, condition or agreement contained in any Permitted Encumbrance, and such default shall have continued for thirty (30) days after notice thereof is sent by Mortgagee to

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Mortgagor, provided that the Mortgagor has promptly notified the Mortgagee thereof in accordance with the terms of the Loan Documents; or

(c)          if any representation or warranty of Mortgagor set forth in this Mortgage, the Note or any other Loan Documents, or in any notice, certificate, demand or request delivered to Mortgagee pursuant to this Mortgage, the Note or any other Loan Documents, shall prove to be incorrect or misleading in any material and adverse respect as of the time when made; or

(d)          if default shall be made, in any material respect, in the observance or performance of any covenant or agreement contained in Article 2 of this Mortgage; or

(e)          if default shall be made, in any material respect, in the due observance or performance of any other material condition or agreement of Mortgagor contained herein or in the Note and not otherwise a default hereunder, and such default shall have continued for thirty (30) days after notice thereof is sent by Mortgagee to Mortgagor, provided that the Mortgagor has promptly notified the Mortgagee thereof in accordance with the terms of the Loan Documents; or

(f)          if all or any material part of the Property is taken in any eminent domain or other proceeding or if the value of the Property shall be materially impaired thereby, either temporarily for a period in excess of ninety (90) days or permanently; or

(g)          if the Property is demolished, removed, substantially altered (except with the written consent of Mortgagee), abandoned or materially destroyed or damaged by fire or other casualty (unless restoration is proceeding pursuant to Section 2.8); or

(h)          the occurrence of an event which, pursuant to the terms of the Loan Agreement or any of the other Loan Documents, is deemed to constitute an Event of Default thereunder or hereunder after giving effect to any applicable notice or grace period;

then, upon and after the occurrence thereof:

I.          Notwithstanding anything contained in the Note, at the option of Mortgagee and without the requirement of notice to Mortgagor, the entire unpaid principal amount of the Note, accrued but unpaid interest thereon and all other amounts owing pursuant to the other Loan Documents shall become immediately due and payable, and/or

II.         To the extent permitted by applicable law, Mortgagee personally, or by its agents or attorneys, may enter the Mortgaged Property, take possession thereof and exclude Mortgagor, its agents and servants therefrom; and may use, lease, operate,

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manage and control the Mortgaged Property and conduct the business of Mortgagor at the Mortgaged Property, to the extent permitted by law, may maintain and restore the Mortgaged Property, may insure and reinsure the Mortgaged Property and may make all necessary and proper repairs, replacements and any useful additions and improvements thereto, all as Mortgagee may deem advisable. Whether or not Mortgagee shall have entered or taken possession of the Mortgaged Property, to the extent permitted by applicable law, Mortgagee shall be entitled to collect and receive all rents, profits and other income of the Mortgaged Property. The moneys so received shall be applied in the order of priority set forth in Section 3.2. Mortgagor shall pay to Mortgagee the expenses of conducting the business of the Mortgaged Property and of all maintenance, replacements, additions and improvements and taxes, assessments, insurance and prior or other charges upon the Mortgaged Property, as well as reasonable compensation for the services of attorneys (including compensation and expenses in connection with any appeal), servants and agents engaged and employed by Mortgagee, and all such amounts shall be secured by this Mortgage, and/or

III.        To the extent permitted by law, Mortgagee may, with or without entry or taking possession, personally or by its agents or attorneys, sell all or any of the Mortgaged Property, as an entirety or in parcels, and all interest therein, including any right of redemption, at one or more private or public sales and at such times and places and upon such terms as Mortgagee may specify in the notice of sale to be given to Mortgagor or as may be required by law. Mortgagee may conduct any number of such sales from time to time. The power of sale shall not be exhausted by any one or more such sales, but shall continue unimpaired until all of the Mortgaged Property shall have been sold or the Note and all indebtedness of Mortgagor secured hereby paid. Mortgagee shall also have any available STATUTORY POWER OF SALE, and/or

IV.         Mortgagee may take all steps it deems necessary to protect and enforce its rights and remedies provided hereby or by applicable law, whether by action or proceeding in equity or at law (for complete or partial foreclosure of this Mortgage or for the specific performance of any provision of the Note or this Mortgage or in aid of the performance of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy), and/or

V.          Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to any portions of the Mortgaged Property which are governed by the UCC.

Section 3.2.   Application of Proceeds. The proceeds of any sale made by virtue of this Article 3, and any other sums which may be held by Mortgagee as part of the Mortgaged Property, shall be applied in the following order: First, to the payment of the reasonable costs and expenses of Mortgagee in enforcing the provisions of this Mortgage and the Note or any other Loan Document and enforcing its remedies thereunder and hereunder and the costs and expenses of the sale and of any judicial proceeding wherein the sale may be made, including reasonable attorneys' fees and expenses; Second, to the payment of amounts then owing on the Note in such order as

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Mortgagee shall determine; Third, to the payment of any other sums secured by this Mortgage; and Fourth, to the payment of the surplus to any person entitled thereto.

Section 3.3.   Purchase by Mortgagee. Upon any sale made under this Article 3 (whether under any power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and pay the purchase price by crediting the indebtedness of Mortgagor hereby secured with the net proceeds of sale after deduction of all costs, expenses and other charges to be paid from the sale proceeds as provided for in this Mortgage (the “Sale Net Proceeds”). The person making the sale shall accept the settlement without requiring production of the Note, and the indebtedness secured by this Mortgage shall be deemed credited with the Sale Net Proceeds. Mortgagee, upon acquiring the Mortgaged Property or any part thereof, shall be entitled to hold, deal with and sell the same in any manner permitted by law.

Section 3.4.   Receivers. After the happening of any Event of Default, and immediately upon commencement of any legal proceeding by Mortgagee for or in aid of enforcement of the Note or of this Mortgage, Mortgagor covenants and agrees that, to the extent permitted by law, and subject to the discretion of a court having jurisdiction thereover, Mortgagee shall be entitled to the appointment of one or more receivers of the Mortgaged Property without: (a) notice to Mortgagor, (b) regard to whether Mortgagor has committed waste or permitted deterioration of the Property, (c) regard to the adequacy of the security pursuant to this Mortgage, and (d) regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Loan or other obligations under the Loan Documents. Mortgagor hereby irrevocably consents to such appointment.

Section 3.5.   Remedies Cumulative. No remedy herein shall be exclusive of any other remedy, and each remedy shall be cumulative and in addition to every other remedy given hereunder or existing at law or in equity; every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed necessary by Mortgagee. Mortgagee's delay or failure to exercise any of its rights or powers contained herein or in the Note, upon any Event of Default, shall not impair such rights or powers or be construed as a waiver of such Event of Default or an acquiescence therein.

Section 3.6.   Waiver of Rights. Mortgagor will not claim, take or accept any benefit of any stay, extension or moratorium law which may affect the terms of this Mortgage, or of any law providing for the valuation or appraisal of the Mortgaged Property prior to any sale thereof; nor claim or exercise any right to redeem the property sold or to be sold. Mortgagor, to the extent permitted by applicable law, hereby waives all benefit of any such law and covenants not to hinder or delay the execution of any power or remedy herein granted or available at law or in equity to Mortgagee, and will suffer and permit the execution of every power and remedy as though no such law existed. Mortgagor waives all right to have the Mortgaged Property marshaled upon any sale hereunder or foreclosure hereof. Mortgagor waives notice of non-payment,

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demand, presentment, protest and all forms of demand and notice with respect to its obligations under the Note and this Mortgage and with respect to the Mortgaged Property.

Section 3.7.   Performance by Mortgagee. If Mortgagor shall not cause to be performed any obligation contained herein then, after ten (10) days' notice from Mortgagee, Mortgagee may, but shall NOT be required to, perform and make advances to perform said obligations. All sums so advanced shall be added to the principal due on the Note and shall be secured by the lien hereof. Mortgagor will repay on demand all sums so advanced with interest at the default interest rate charged under the Note from the dates of the advances. If Mortgagor shall fail to repay any sums so advanced, Mortgagee may apply any payments made under the Note to repay the advances plus interest at the default interest rate under the Note, any balance to be applied to the payments due under the Note.

Section 3.8.   Late Charges. Mortgagee may collect a late charge equal to five (5%) percent of any installment of principal or interest, or of any other amount due to the Mortgagee which is not paid within ten (10) days of the due date thereof, provided, however, that the late charge will accrue on the final payment due under the Note only after the expiration of thirty (30) days, to defray the extra expense involved in handling such delinquent payment. The minimum late charge shall be Fifty ($50.00) Dollars.

ARTICLE 4

Miscellaneous

Section 4.1   Satisfaction. If the Note shall have become due and payable (by maturity or acceleration), and Mortgagor shall have paid the full amount thereof and all other sums secured hereby, then, at the expense of Mortgagor, Mortgagee shall execute and deliver to Mortgagor such instruments as shall be required to discharge this lien.

Section 4.2   Future Advances. This Mortgage is an Open-End Mortgage and the holder hereof shall have all of the rights, powers and privileges to which the holder thereof is entitled under law, and if further advances are made to Mortgagor by Mortgagee at any time prior to the full payment of this Mortgage, such advances, with interest thereon, shall be secured by this Mortgage with the same priority as the initial advance of principal under the Note when evidenced by promissory notes stating that such notes are secured hereby. At no time shall the principal amount of indebtedness secured by this Mortgage exceed the original amount of the Note nor shall the maturity of such further advances secured hereby extend beyond the time of repayment of the Note.

Section 4.3.   Illegal Provision; Conflicts. If any provision contained herein or in the Note or any other Loan Document shall be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof,

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and this Mortgage shall be construed as if such provision had not been contained herein. If the terms of this Mortgage shall conflict with the provisions of any other Loan Document, the terms of this Mortgage shall govern.

Section 4.4.   Notices; Modification; Waiver. All notices, demands and other communications made pursuant to this Mortgage shall be in writing. Any notice to Mortgagor or Mortgagee shall be deemed to have been given if mailed, by certified or registered mail, postage prepaid, return receipt requested, or if delivered by nationally recognized, overnight air courier service, return receipt requested, charges prepaid, to the Mortgagor at the address of the Mortgagor appearing in the first paragraph of this Mortgage with copies to:

NorthStar Realty Healthcare, LLC

2 Bethesda Metro Center, Suite 1300

Bethesda, MD 20814

Attn: Doug Bath, Chief Investment Officer

and to

Arent Fox LLP

1717 K Street, N.W.

Washington, DC 20036-5342

Attn: Kimberly Wachen, Esq.

Fax: (202) 857-6395

and to the Mortgagee addressed to

Webster Bank

National Association

145 Bank Street, Waterbury

Connecticut 06702

with a copy to

Manager, Hartford Commercial Department

Webster Bank, National Association

CityPlace II

185 Asylum Street

Hartford, Connecticut 06103

or at such other address as such party shall have specified by notice to the other party. This Mortgage may not be modified except by a written instrument executed by Mortgagor and Mortgagee. No requirement contained in this Mortgage may be waived unless such waiver is contained in a writing signed by Mortgagee, nor shall any waiver be deemed a waiver of any subsequent default of Mortgagor.

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Section 4.5.   Maximum Interest Payable. It is the intention of parties hereto to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Mortgagee be entitled to receive, collect, or apply as interest, any interest, fees, charges, or other payments equivalent to interest, in excess of the maximum amount which may be charged from time to time under applicable law; and, in the event that any party ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal amount of the indebtedness evidenced hereby; and, if the principal amount of the indebtedness evidenced hereby and all interest thereon is paid in full, any remaining excess shall forthwith be paid to Mortgagor or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any special contingency, exceeds the maximum which may be lawfully charged, Mortgagor and Mortgagee shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as an expense, fee or premium, rather than as interest. Any provision hereof or of any other agreement between the parties hereto that operates to bind, obligate, or compel Mortgagor to pay interest in excess of such maximum rate, shall be construed to require the payment of the maximum rate only.

Section 4.6.   Counterparts. This Mortgage may be executed in any number of counterparts and each shall be deemed to be an original. All such counterparts shall constitute but one and the same instrument.

Section 4.7.   Successors and Assigns. All provisions of this Mortgage shall be binding upon Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns. This provision shall not in any way be deemed a waiver by Mortgagee of any Event of Default provided for in this Mortgage. Mortgagee may assign all or any portion of this Loan or participate all or any portion of the Loan.

Section 4.8.   Indemnification. Mortgagor shall indemnify, defend, and hold Mortgagee harmless of and from any claim (as well as from attorneys' reasonable fees and expenses in connection therewith) brought or threatened against Mortgagee by Mortgagor, any Guarantor or endorser of the Note, or any other person on account of the Mortgaged Property or on account of Mortgagee's relationship with Mortgagor or on account of Mortgagee's relationship with any Guarantor or endorser of the Note. This indemnification shall survive payment of the Note or termination, release or discharge executed by Mortgagee in favor of Mortgagor.

Section 4.9.   Headings. The headings have been inserted for convenient reference and shall not define, limit or expand the express provisions of this Mortgage.

Section 4.10.   Governing Law. This Mortgage shall be governed by the laws of the State of Connecticut .

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Section 4.11 Waiver of Notices; Waiver of Jury Trial. MORTGAGOR AGREES THAT THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES ANY RIGHT TO A NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES MORTGAGEE'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER. FURTHER, TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, MORTGAGOR HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THIS MORTGAGE AND ANY AND ALL NOTICES OF A LIKE NATURE AND ALSO WAIVES TRIAL BY JURY.

Section 4.12.   Defeasance. The condition of this Mortgage is such that whereas Mortgagor is indebted to Mortgagee in the outstanding principal amount evidenced by the Note; therefore, if the principal, interest and all other sums which become due under the Note in accordance with this Mortgage and the Note and any additional notes, including extensions or renewals thereof, which may be executed in accordance with the terms of the Loan Documents and secured by this Mortgage are well and truly paid, and the provisions contained in the Note and all such other notes are fully kept and performed, then this Mortgage shall become null and void; otherwise it shall remain in full force and effect.

Section 4.13.   Incorporated Schedules. Schedule A, Schedule B and Schedule C are hereby incorporated by reference in this Mortgage.

THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURE PAGES TO FOLLOW

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IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed under seal and delivered as of the date first above written.

NRFC CLINTON HOLDINGS, LLC,
a Delaware limited liability company

By:	NORTHSTAR REALTY HEALTHCARE, LLC,
a Delaware limited liability company

	By:	NRFC HEALTHCARE HOLDING
COMPANY, LLC,
a Delaware limited liability company

		By:	NRFC SUB-REIT CORP.,
a Maryland corporation

			By:	/s/ Ronald J. Lieberman
				Name:	Ronald J. Lieberman
				Title:	Executive Vice President
& General Counsel